Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THE FISCAL YEAR AND THREE MONTHS ENDED JULY 31, 2019

J. W. Mays, Inc. today reported its financial results for the twelve and three months ended July 31, 2019.

Revenues from Operations for the three months ended July 31, 2019 were $5,242,241 compared to revenues of $4,869,211 in the comparable 2018 three-month period, while revenues from Operations for the twelve months ended July 31, 2019 were $20,478,180 compared to revenues from operations of $19,300,882 in the comparable 2018 twelve-month period.

Net income for the three months ended July 31, 2019 was $644,100, or $.32 per share, compared to net loss of ($193,355), or ($.09) per share, in the comparable 2018 three-month period.

Net income for the twelve months ended July 31, 2019 was $1,514,801, or $.75 per share, compared to net income of $2,974,141, or $1.48 per share, in the comparable 2018 twelve-month period.

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Dated: October 2, 2019